                      MID-STATE TRUST VI ASSET-BACKED NOTES
                             PAYMENT DATE STATEMENT

                             PAYMENT DATE : 04/01/98

===================================================================================================================================
                                                 % OF         % OF
                       CURRENT      INTEREST    CURRENT      INTEREST     OPTIMAL      INTEREST PAID     REALIZED
NOTE                  INTEREST     SHORTFALL    INTEREST    SHORTFALL    PRINCIPAL     ON REIMBURSED    LOSS AMOUNT      TOTAL
CLASS     CUSIP        PAYMENT      PAYMENT      PAID         PAID        PAYMENT    REALIZED LOSS AMT     PAID       DEBT SERVICE
-----     -----       --------     ---------    --------    ---------    ---------   -----------------  -----------   ------------
                        (iii)        (iii)        (v)          (v)         (iv)
 A-1    59549NAA1  $4,992,519.95     $0.00    100.00000000%    N/A     $6,241,351.10       $0.00           $0.00     $11,233,871.05

 A-2    59549NAB9  $1,010,164.55     $0.00    100.00000000%    N/A     $1,252,608.26       $0.00           $0.00      $2,262,772.81

 A-3    59549NAC7    $803,815.37     $0.00    100.00000000%    N/A       $978,227.40       $0.00           $0.00      $1,782,042.77

 A-4    59549NAD5    $893,995.04       N/A    100.00000000%    N/A     $1,053,058.54       $0.00           $0.00      $1,947,053.58

TOTALS:            $7,700,494.91     $0.00                             $9,525,245.30                                 $17,225,740.21
                   -------------     -----                             -------------                                 --------------
===================================================================================================================================

====================================================================================
                   PAYMENTS PER "INDIVIDUAL NOTE"        UNPAID PRINCIPAL BALANCE
                                                         AFTER THIS PAYMENT DATE
====================================================================================
            CURRENT       INTEREST        OPTIMAL
            INTEREST      SHORTFALL      PRINCIPAL                       INDIV NOTE
NOTE        PAYMENT        PAYMENT        PAYMENT        OUTSTANDING    PRIN BALANCE
CLASS     (PER $1,000)   (PER $1,000)   (PER $1,000)     PRIN BALANCE   (PER $1,000)
-----     ------------   ------------   ------------     ------------   ------------
             (vii)          (vii)          (viii)            (x)          (x)
 A-1      $17.35019965   $0.00000000    21.69018627    $265,830,580.86  $923.82478145

 A-2      $17.49202684   $0.00000000    21.69018627     $53,350,881.12  $923.82478135

 A-3      $17.82295721   $0.00000000    21.69018627     $41,664,497.64  $923.82478136

 A-4      $18.41390402   $0.00000000    21.69018627     $44,851,693.14  $923.82478139

TOTALS:                                                $405,697,652.76
                                                       ---------------
=====================================================================================

(i)  THE AMOUNT OF ISSUER EXPENSES TO BE PAID ON THIS PAYMENT DATE IS:                            $30,619.41

(ii) THE AMOUNT OF AVAILABLE FUNDS FOR THIS PAYMENT DATE IS:                                  $17,225,740.21

(vi) THE TOTAL CLASS INTEREST SHORTFALL ON THIS PAYMENT DATE IS:                                       $0.00

(viii) THE AMOUNT TO BE WITHDRAWN FROM THE COLLECTION ACCOUNT AND PAID
       OVER TO THE ISSUER IN RESPECT OF SUCH PAYMENT DATE PURSUANT TO
       SECTION 8.02(c) IS:                                                                             $0.00

(ix) THE TOTAL REALIZED LOSS AMOUNT IS:                                                                $0.00

(xi) THE AMOUNT OF CUMULATIVE ACTUAL NET ECONOMIC LOSSES AS OF THE END OF THE RELATED
     DUE PERIOD WHICH IS CALCULATED AS FOLLOWS:
     (a) ECONOMIC BALANCE OF ALL ACCOUNTS THAT HAVE BEEN REPOSSESSED, CHARGED OFF,
         WRITTEN OFF OR OTHERWISE REDUCED IN WHOLE OR IN PART, WITHOUT ANY REPOSSESSION:      $12,747,647.34
     (b) THE NET LIQUIDATION PROCEEDS, IF ANY,  OF ACCOUNTS AS OF THE END OF THE RELATED
         DUE PERIOD, ANY NEW ACCOUNT THAT IS PART OF SUCH NET LIQUIDATION PROCEEDS
         BEING VALUED AT ITS ECONOMIC BALANCE AND THE REMAINING OUTSTANDING ECONOMIC
         BALANCE OF ACCOUNTS, CHARGED OFF, WRITTEN OFF OR OTHERWISE REDUCED, IN
         PART, BUT NOT IN WHOLE:                                                              $10,333,112.65
                                                                                              --------------
     (c) [(a) MINUS (b)]:                                                                      $2,414,534.69

(xii)  THE ECONOMIC BALANCE AS OF THE END OF THE RELATED DUE PERIOD OF ACCOUNTS
       WITH RESPECT TO WHICH THERE IS A MATERIAL BREACH OF ANY REPRESENTATION
       OR WARRANTY MADE IN SECTION 3.11 OR AS TO WHICH THERE IS A MATERIAL
       DEFECT IN THE RELATED ACCOUNT DOCUMENTS IN ACCORDANCE WITH SECTION
       3.12(b) IS:                                                                                       N/A

(xiii) THE MINIMUM TARGET OVERCOLLATERALIZATION AMOUNT IS:                                    $43,153,933.45

(xiv) THE CUMULATIVE UNREIMBURSED REALIZED LOSS AMOUNT IS:                                             $0.00

(xv)  THE AGGREGATE ECONOMIC BALANCE OF THE ACCOUNTS IMMEDIATELY FOLLOWING
      THE END OF THE RELATED DUE PERIOD:                                                     $431,539,334.52

(xvi) THE NUMBER AND AGGREGATE ECONOMIC BALANCE OF ALL ACCOUNTS 30, 60 and 90
      OR MORE DAYS PAST DUE AND IN REPOSSESSION, FORECLOSURE OR BANKRUPTCY:

                  441              $21,220,990.55

                      MID-STATE TRUST VI ASSET-BACKED NOTES
                             PAYMENT DATE STATEMENT
                                  (SUPPLEMENT)
                                                         SUPPLEMENT: PAGE 1 OF 2
                             PAYMENT DATE : 04/01/98

(i) ISSUER EXPENSES TO BE PAID ON THIS PAYMENT DATE ARE AS FOLLOWS :
    (a) OWNER TRUSTEE FEE (WILMINGTON TRUST):                              $0.00
    (b) TRUSTEE FEE (FIRST UNION):                                    $15,048.55
    (c) SUCCESSOR SERVICER FEE (FIRST UNION):                         $15,570.86
    (d) RICHARDS, LAYTON & FINGER:                                         $0.00
                                                                      ----------

                                                                      $30,619.41
                                                                      ==========

(ii) CALCULATION TO DETERMINE AVAILABLE FUNDS : [THE SUM OF (a), (b) and (c) LESS (d)]

     (a) AMOUNT OF COLLECTIONS ON THE ACCOUNTS ON DEPOSIT IN THE COLLECTION ACCOUNT
         AT THE CLOSE OF BUSINESS ON THE LAST BUSINESS DAY OF THE RELATED DUE PERIOD; PLUS      $17,060,574.20
     (b) NET REINVESTMENT INCOME EARNED ON FUNDS IN THE COLLECTION ACCOUNT
         (AMOUNT REPRESENTS INVESTMENT EARNINGS CREDITED DURING THE PERIOD BEGINNING
         TWO BUSINESS DAYS PRIOR TO SUCH PAYMENT DATE).                                            $189,139.94
     (c) NET REINVESTMENT INCOME EARNED ON FUNDS IN THE HOLDING ACCOUNT FROM THE
         PRECEDING PAYMENT DATE THROUGH THE 1ST BUSINESS DAY OF THE MONTH PRECEDING
         THE PAYMENT DATE:                                                                           $6,645.48
     (d) THE AMOUNTS REFLECTED IN (i):                                                              $30,619.41
                                                                                                --------------
                                                                                                $17,225,740.21

(iii) CURRENT INTEREST DUE AND PAYABLE :

 NOTE        PRINCIPAL BALANCE      INTEREST       INTEREST DUE
CLASS        AS OF RECORD DATE        RATE      (01/01/98-03/31/98)
-----        -----------------      --------    -------------------
 A-1          $272,071,931.96        7.340%       $4,992,519.95
 A-2           $54,603,489.38        7.400%       $1,010,164.55
 A-3           $42,642,725.04        7.540%         $803,815.37
 A-4           $45,904,751.68        7.790%         $893,995.04

              $415,222,898.06                     $7,700,494.91

(iv) OPTIMAL PRINCIPAL AMOUNT DUE AND PAYABLE :

                                          OPTIMAL       OPTIMAL        CUMULATIVE        CUMULATIVE
 NOTE  ORIGINAL PRINCIPAL OPTIMAL PRIN    PRIN AMT     PRIN PAID          % OF           AMOUNT OF
CLASS   AMOUNT OF NOTES    PERCENTAGE     04/01/98      04/01/98     OPTIMAL PRIN PD   OPT PRIN PAID
-----  ------------------ ------------   ---------     ---------     ---------------   -------------
 A-1   $287,750,000.00     65.524308%   6,241,351.10   6,241,351.10     7.617522%     $21,919,419.14
 A-2    $57,750,000.00     13.150404%   1,252,608.26   1,252,608.26     7.617522%      $4,399,118.88
 A-3    $45,100,000.00     10.269839%     978,227.40     978,227.40     7.617522%      $3,435,502.36
 A-4    $48,550,000.00     11.055448%   1,053,058.54   1,053,058.54     7.617522%      $3,698,306.86
       ---------------                 -------------  -------------
       $439,150,000.00                 $9,525,245.30  $9,525,245.30

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY (TO BE USED IN THE CALCULATION OF (iv)):

THE OPTIMAL PRINCIPAL AMOUNT FOR EACH CLASS OF NOTES SHALL BE THE AMOUNT EQUAL
TO:
(a)  ON OR PRIOR TO THE PAYMENT DATE IN APRIL, 2000
     (THE "TARGET OVERCOLLATERALIZATION DATE"); AND
(b)  AFTER THE PAYMENT DATE IN APRIL, 2000 AND ON WHICH THERE EXISTS AN
     UNCURED TRIGGER EVENT,
THE REMAINING AVAILABLE FUNDS: [(ii) LESS THE SUM OF (iii) AND (vi)]:                                       $9,525,245.30
                             AND
(c)  ON THE PAYMENT DATE AFTER THE PAYMENT DATE IN APRIL, 2000 ON WHICH
     THERE DOES NOT EXIST AND UNCURED TRIGGER EVENT,
THE AMOUNT WHICH, WHEN PAID AS PRINCIPAL ON THE NOTES,WILL RESULT IN ACHIEVING
OR MAINTAINING THE TARGET OVERCOLLATERALIZATION LEVEL:

[PROVIDED THAT IN NO EVENT WILL THE OPTIMAL PRINCIPAL AMOUNT FOR ANY PAYMENT
DATE EXCEED THE REMAINING AVAILABLE FUND FOR SUCH PAYMENT DATE OR THE AGGREGATE
OUTSTANDING PRINCIPAL BALANCE.]
-------------------------------------------------------------------------------------------------------------------------
CALCULATION OF TARGET OVERCOLLATERALIZATION LEVEL:  [THE GREATER OF (a) AND (b)]

(a) THE PRODUCT OF (i) OVERCOLLATERALIZATION PERCENTAGE; AND                                      0.00%
                   (ii) AGGREGATE ECONOMIC BALANCE OF THE ACCOUNTS [AS OF
                        THE FIRST DAY OF THE MONTH PRECEDING THE MONTH OF              $431,539,334.52O
                        THIS PAYMENT DATE]; AND                                                   $0.00
(b) THE MINIMUM TARGET OVERCOLLATERALIZATION AMOUNT [(xiii), BELOW]                      $43,153,933.45
                                                                                                           $43,153,933.45
-------------------------------------------------------------------------------------------------------------------------
CALCULATION OF OVERCOLLATERALIZATION PERCENTAGE: [THE DIFFERENCE OF (a) AND (b)
DIVIDED BY (a)]:

THE EXCESS OF:
(a) THE AGGREGATE ECONOMIC BALANCE OF THE ACCOUNTS (AS OF THE FIRST DAY
    OF MARCH, 2000); OVER                                                                                       N/A
(b) THE AGGREGATE OUTSTANDING PRINCIPAL BALANCE AND ALL UNREIMBURSED REALIZED
    LOSS AMOUNTS OF ALL CLASSES OF NOTES (AFTER GIVING EFFECT TO PAYMENTS AND
    N/A ALLOCATIONS OF LOSSES ON THE PAYMENT DATE IN APRIL, 2000); DIVIDED BY                                       $0.00
(c) (a), ABOVE.                                                                                                     0.00%
-------------------------------------------------------------------------------------------------------------------------
THE OVERCOLLATERALIZATION AMOUNT SHALL BE CALCULATED AS FOLLOWS: [(a) LESS (b)]:

(a) AGGREGATE ECONOMIC BALANCE OF ACCOUNTS (AS OF THE FIRST DAY OF THE MONTH
    PRECEDING THIS PAYMENT DATE); LESS                                                                    $431,539,334.52
(b) THE SUM OF (i) THE AGGREGATE OUTSTANDING PRINCIPAL BALANCE OF THE NOTES; AND                          $405,697,652.76
               (ii) ALL UNREIMBURSED REALIZED LOSS AMOUNTS                                                          $0.00
                    [AFTER GIVING EFFECT TO PAYMENTS MADE, BUT PRIOR TO THE
                    ALLOCATION OF LOSSES THEREON ON THIS PAYMENT DATE]                                     $25,841,681.76

                    MID-STATE TRUST VI MORTGAGE-BACKED NOTES
                             PAYMENT DATE STATEMENT
                                  (SUPPLEMENT)

                             PAYMENT DATE : 04/01/98
                                                         SUPPLEMENT: PAGE 2 OF 2

(vi) CALCULATION OF INTEREST SHORTFALL:

                                    INTEREST
        CURRENT    UNREIMBURSED    ON UNREIMB        CUMULATIVE      INTEREST
 NOTE   INTEREST     INTEREST       SHORTFALL         INTEREST    SHORTFALL PAID
CLASS  SHORTFALL    SHORTFALL   (01/01/98-03/31/98)   SHORTFALL     01/01/98*
-----  ---------   ------------ -------------------  ----------   --------------
 A-1       0.00       0.00            0.00              0.00          0.00
 A-2       0.00       0.00            0.00              0.00          0.00
 A-3       0.00       0.00            0.00              0.00          0.00
 A-4       0.00       0.00            0.00              0.00          0.00

          $0.00      $0.00           $0.00             $0.00         $0.00

* ANY CLASS A-4 SHORTFALL AMOUNT WAS TRANSFERRED FROM THE CLASS A-4 RESERVE ACCOUNT AND DEPOSITED IN THE COLLECTION ACCOUNT ON THE PAYMENT DATE.

(viii)AMOUNT TO BE WITHDRAWN FROM THE COLLECTION ACCOUNT AND PAID OVER TO THE ISSUER IN RESPECT OF THIS PAYMENT DATE PURSUANT TO SECTION 8.02(c): [(a) LESS (b)]:

      (a)  COLLECTION ACCOUNT BALANCE BEFORE ANY PAYMENTS ARE MADE:                                   $17,256,359.62
      (b)  TOTAL OF ALL PAYMENTS TO BE MADE ON THIS PAYMENT DATE [(i), (iii), (iv), (vi) AND (xv)]:   $17,256,359.62
                                                                                                      --------------
                                                                                                               $0.00
(ix) CALCULATION TO DETERMINE CLASS REALIZED LOSS AMOUNTS: [(a) LESS (b)]

     WITH RESPECT TO THE NOTES, AN AMOUNT EQUAL  THE EXCESS OF
     (a) THE OUTSTANDING PRINCIPAL BALANCE OF EACH CLASS OF NOTES
         [AFTER APPLICATION OF THE CLASS OPTIMAL PRINCIPAL AMOUNT, BUT
         PRIOR TO LOSSES]; OVER                                                                      $405,697,652.76
     (b) THE AGGREGATE ECONOMIC BALANCE OF THE ACCOUNTS IMMEDIATELY
         FOLLOWING THE DUE PERIOD RELATED TO SUCH PAYMENT DATE:                                      $431,539,334.52
                                                                                                     ---------------
                                                                                                     ($25,841,681.76)

                                                              INTEREST
          OUTSTANDING        REALIZED    UNREIMBURSED        ON UNREIMB.
 NOTE      PRINCIPAL           LOSS        REALIZED            AMOUNT
CLASS       BALANCE           AMOUNT     LOSS AMOUNT     (10/01/97-12/31/97)
-----     -----------        --------    ------------    -------------------
 A-1     $265,830,580.86       0.00          0.00                0.00
 A-2      $53,350,881.12       0.00          0.00                0.00
 A-3      $41,664,497.64       0.00          0.00                0.00
 A-4      $44,851,693.14       0.00          0.00                0.00
         ---------------      -----         -----                ----
         $405,697,652.76      $0.00         $0.00                0.00

(xiii) CALCULATION TO DETERMINE MINIMUM TARGET OVERCOLLATERALIZATION AMOUNT:

       THE GREATER OF:
       (a) THE PRODUCT OF 10%; AND                                                        10.00%
       (b) THE AGGREGATE ECONOMIC BALANCE OF THE ACCOUNTS (AS OF THE FIRST DAY
           OF THE MONTH PRECEDING THE MONTH OF THIS PAYMENT DATE STATEMENT)      $431,539,334.52
                                                                                 ---------------
                                                                                  $43,153,933.45
                               AND
       (c) $16,180,055.00                                                                          $43,153,933.45

[NOTE: SEE DEFINITION OF "MINIMUM TARGET OVERCOLLATERALIZATION AMOUNT" IN
       INDENTURE FOR CRITERIA IF MID-STATE HOMES, INC. NO LONGER SERVICES THE COLLATERAL.]

(xiv) DETERMINATION OF CUMULATIVE REALIZED LOSS AMOUNT FOR EACH CLASS OF NOTES [THE SUM OF THE AMOUNTS CALCULATED IN (ix)]:

                CURRENT                  INTEREST
NOTE          AND UNREIMB               ON UNREIMB.               CUMULATIVE
CLASS        REAL. LOSS AMT              LOSS AMT.                  AMOUNTS
-----        --------------             -----------               ----------
 A-1             0.00                      0.00                      0.00
 A-2             0.00                      0.00                      0.00
 A-3             0.00                      0.00                      0.00
 A-4             0.00                      0.00                      0.00

                 0.00                      0.00                      0.00

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY:

CALCULATION OF AMOUNT AVAILABLE TO PAY REALIZED LOSS AMOUNT FOR EACH CLASS OF NOTES

           REMAINING
           AVAIL FDS*        OPTIMAL        INTEREST          CURRENT
NOTE      [(iv) ABOVE]       PRIN AMT      ON UNREIMB.      AND UNREIMB
CLASS     OR BALANCE**     [(iv) ABOVE]     LOSS AMT.      REAL. LOSS AMT      BALANCE
-----     ------------     ------------     ---------      --------------      -------
 A-1      $9,525,245.30    $6,241,351.10       0.00           0.00           $3,283,894.20
 A-2      $3,283,894.20    $1,252,608.26       0.00           0.00           $2,031,285.94
 A-3      $2,031,285.94      $978,227.40       0.00           0.00           $1,053,058.54
 A-4      $1,053,058.54    $1,053,058.54       0.00           0.00                   $0.00

* APPLIES TO CLASS A-1 NOTES ONLY
** APPLIES TO CLASS A-2 THROUGH CLASS A-4 NOTES.